PRODUCTION OPERATORS CORP

                      11302 TANNER ROAD

                    HOUSTON, TEXAS  77041


                                           January 16, 1996

Dear Stockholders:

    The Annual  Meeting of  the Stockholders  of Production
Operators  Corp  will  be  held  at   10:00  a.m.,  Central
Standard  Time, on  Wednesday, February  28,  1996, at  the
offices of  Production Operators Corp,  11302 Tanner  Road,
Houston, Texas  77041.   The Board  of Directors  cordially
invites you to attend this meeting.

    Enclosed with this letter are the formal notice of meeting, the proxy statement, a proxy card and a copy of the Annual Report of the Company for the fiscal year ended
September 30, 1995.

    Please  feel  free  to  contact  us  if  you  have  any
questions about the meeting  or its agenda.  If  you do not
plan  to  attend   the  meeting  in  person,   your  prompt
completion and return of the enclosed proxy would be appreciated.

                               Sincerely,



                               Carl W. Knobloch, Jr.
                               Chairman of the Board

                     TABLE OF CONTENTS


                                                     Page
Notice.............................................    3
Proxy Statement....................................    4
  Voting Rights....................................    4
  Management.......................................    5
    Election of Directors..........................    5
    The Board of Directors and Its Committees......    7
    Five Percent Stockholders......................    7
    Knobloch Group.................................    8
    Compensation Committee Report..................    9
    Executive Compensation.........................   11
    Description of the Company's Compensation
     Plans for Key Officers........................   12
    Stock Option Grant Table.......................   14
    Stock Option Exercises and Stock Option
     Value Table...................................   15
    Corporate Performance Graph....................   16
    Interest in Certain Transactions...............   17
Independent Auditors ..............................   17
1997 Annual Meeting ...............................   17
Annual Report on Form 10-K ........................   17
Other Matters .....................................   17

                 PRODUCTION OPERATORS CORP
                     11302 TANNER ROAD
                   HOUSTON, TEXAS  77041

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    The Annual Meeting  of the  Stockholders of  Production
Operators Corp, a Delaware corporation (the "Company"), will be held at the offices of Production Operators Corp, 11302 Tanner Road, Houston, Texas 77041, on Wednesday,
February 28, 1996, at 10:00 a.m., Central Standard Time, for the following purposes:

    (1)  To elect eight directors;

    (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Board of Directors has  fixed the close of business
on  January   8,  1996,   as  the   record  date   for  the
determination of stockholders entitled to notice  of and to
vote  at this  meeting or  any  adjournment  thereof.   The
stock transfer books will not be closed.



                           By Order of the Board of Directors
                           Carla Knobloch
                           Secretary


Dated:  January 16, 1996

STOCKHOLDERS  WHO DO NOT EXPECT  TO ATTEND  THE MEETING ARE
URGED  TO PROMPTLY  COMPLETE, SIGN  AND  DATE THE  ENCLOSED
PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                      PRODUCTION OPERATORS CORP
                          11302 TANNER ROAD
                        HOUSTON, TEXAS  77041

                           PROXY STATEMENT

    The accompanying proxy is solicited by and on behalf of the Board of Directors of Production Operators Corp (the "Company"), whose principal executive offices are located at 11302 Tanner Road, Houston, Texas 77041, for use at the Annual Meeting of Stockholders to be held February 28, 1996 (the "Annual Meeting"), or any adjournment thereof, pursuant to the foregoing notice of said meeting. This proxy statement and the enclosed form of proxy were first sent or given to stockholders of the Company on or about January 16, 1996.

    Any stockholder giving a proxy has the power to revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation; filing a duly executed proxy bearing a later date with the Secretary of the Company; or attending the meeting and voting in person. All shares represented by each properly executed and unrevoked proxy received by the Company in time for the meeting will be voted in accordance with the instructions contained therein. If no instructions are given on an executed and returned form of proxy, the proxies intend to vote the shares represented thereby in favor of each of the proposals to be presented to and voted upon by the stockholders as set forth herein, and in accordance with their best judgment on any other matter that may properly come before the meeting.

     This proxy solicitation will be conducted principally by mail and the expenses of soliciting proxies will be borne by the Company. Proxies may also be solicited personally or by telephone by officers and regular employees of the Company, but such persons will not receive any special compensation for any such services. Arrangements will be made with brokerage houses, custodians, nominees and other fiduciaries to send proxy material to the beneficial owners of stock held of record by such persons and the Company may reimburse them for their reasonable out-of-pocket expenses.

                            VOTING RIGHTS

     The authorized capital stock of the Company consists of 15,000,000 shares of Common Stock, $1.00 par value per share (the "Common Stock"), and 500,000 shares of Preference Stock, no par value. On January 8, 1996, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof, there were issued and outstanding (exclusive of treasury shares) 10,147,472 shares of the Common Stock. Each outstanding share of the Common Stock will be entitled to one vote at the meeting. No Preference Stock has been issued. No stockholder is entitled to cumulative voting rights. Abstentions are counted in the number of shares present in person or represented by proxy for purposes of determining whether a proposal has been approved, whereas broker nonvotes are not counted for those purposes. A majority of the outstanding shares of the Common Stock of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at the 1996 Annual Meeting of Stockholders.

                              MANAGEMENT

Election of Directors

     The By-Laws of the Company provide for a maximum of fifteen directors. Eight directors will be elected at the Annual Meeting to serve for the ensuing year and until their successors are elected and have qualified. The persons named in the enclosed form of proxy, or their substitutes, intend to vote the shares represented by the proxies for only such eight nominees. All of the nominees were elected to the Board of Directors at the last Annual Meeting of Stockholders. The proxies may be voted with discretionary authority for the election of other persons as directors in case any of the listed nominees is unable to serve for any unexpected reason. Management is unaware of any such reason.

     The following table sets forth information, as of December 1, 1995, concerning persons nominated as directors, including their beneficial ownership, as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), of shares of the
Common Stock and beneficial ownership of the Common Stock by all executive officers and directors as a group. The officers and directors have sole voting and investment power with respect to such shares, except as otherwise noted.

                                                                                  Common Stock
                                             Year                                 Beneficially
                                            First                                  Owned and %
    Director Nominees and                 Elected a      Certain Other           of Total as of
  5-Year Employment History      Age      Director     Directorships<F4>          Dec. 1, 1995<F5>

F. E. ELLIS<F1><F2><F3>           62        1990                                       2,000*
Retired in 1988; previously
Executive Vice President of
Conoco, Inc., an integrated
petroleum company, Houston,
Texas

JORGE E. ESTRADA M.               48        1995        Pride Petroleum
Vice President of Pride                                  Services, Inc.,
International, a subsidiary of                           Houston,Texas
Pride Petroleum, an energy
drilling and workover service
company, since July 1993 and
President and CEO of JEMPSA, a
diversified entertainment
company, Buenos Aires, Argentina

C. RAHL GEORGE<F2><F3>            76        1964                                       5,550*
Retired in 1982; previously
Chairman of the Board and Chief
Executive Officer of Rhodes,
Inc., a retail furniture
company, Atlanta, Georgia

JOHN R. HUFF<F2><F3>              49        1991        Oceaneering
Chairman of Oceaneering                                  International,Inc.,
International, Inc. ("OII"). an                          Houston, Texas; BJ
underwater services company                              Services Company,
primarily for the offshore oil                           Houston, Texas
and gas industry, Houston, Texas
since August 1990; President and
CEO of OII since August 1986
                                                                                        (Continued)

                                                                                   Common Stock
                                             Year                                  Beneficially
                                             First                                  Owned and %
     Director Nominees and                 Elected a      Certain Other           of Total as of
   5-Year Employment History      Age      Director     Directorships<F4>          Dec. 1, 1995<F5>

CARL W. KNOBLOCH, JR.<F1>          65        1960                                   1,421,078<F6>
Chairman of the Board of the                                                             13.9%
Company since May 1, 1961 and
President of the Company from
October 1, 1986 through July 5,
1994

HENRY E. LONGLEY<F2><F3>           62        1987                                     328,000<F7>
President of Longley Supply                                                            3.2%
Company, wholesale plumbing
supply business, Wilmington,
North Carolina

D. JOHN OGREN<F1>                  52        1994                                      50,627*
President of the Company since
July 5, 1994; previously Senior
Vice President of E.I. duPont
and Company and Conoco, Inc. and
President and CEO of DuPont
Canada

LESTER VARN, JR.<F1><F2><F3>       71        1964        Laclede Steel Company,       233,020<F8>
President of Varn Investment                             St. Louis, Missouri              2.3%
Company, holding and management
company for land and securities
investment, Jacksonville, Florida

Shares owned by all directors                                                       2,100,469
and executive officers as a                                                           20.5%
group (11 persons)<F9>

The information in the table is based on statements to the Company by the individuals.
__________

*Less than one percent

<F1>  Member of the Executive Committee.

<F2>  Member of the Stock Option and Executive Compensation Committee.

<F3>  Member of the Audit Committee.

<F4>  The directorships shown  are with  companies registered under  Section 12 of  the 1934  Act or subject to the  reporting requirements of  Section 15(d)  of the  1934 Act or  registered under  the
      Investment Company Act of 1940.

<F5>  The number  of shares includes shares beneficially  owned as defined in Rule 13d-3  promulgated under the 1934 Act.

<F6>  Reference is made to "Five Percent Stockholders" regarding Mr. Knobloch's stock ownership.

<F7>  Mr. Longley has  sole voting and dispositive power as  to 230,000 shares and shares voting  and dispositive  power with  respect to  80,000 shares as  one of  three trustees of  the Profit Sharing
      Pension Plan  of Longley  Supply  Company.   Mr. Longley  disclaims beneficial  ownership of  18,000
      shares held in the name of his wife, Anne Penton Longley, which are included in the table.

<F8>  Included in the  table are 75,944  shares held by  Mr. Varn and  his brother, George  Varn, as
      co-trustees  of a  trust for  the benefit of  Lester Varn,  Jr.   Mr. Varn  disclaims any beneficial
      ownership of  the following shares included in  the table:  75,974  shares held by a  trust of which
      Mr.  Varn and  his brother  are co-trustees for  the benefit  of his  brother; 3,036  shares held by trusts of which Mr. Varn and his brother are co-trustees  for the benefit of Mr. Varn's two children and one of his brother's  children; and 4,355 shares held by  trusts of which Mr. Varn,  his brother and  his mother are  co-trustees, one  trust for the  benefit of  his mother  and the other  for the
      benefit  of  his and  his brother's  children.   Mr.  Varn is  co-owner with  his brother  and their
      children of three companies and a profit-sharing plan that hold  71,687 shares which are included in the table.

<F9>  For directors, nominees  and officers as a group, the number of  shares includes 113,862 shares which are subject  to options issued  under the Company's  1980 and  1992 Long-Term Incentive  Plans
      that are exercisable or become exercisable within 60 days of December 1, 1995.

The Board of Directors and Its Committees

  The Board of Directors has Executive, Audit, and Stock Option and Executive Compensation Committees. The membership on these committees by the directors standing for election is shown in the table. The Board of Directors does not have a nominating committee or other committee performing a similar function. During the last fiscal year, the Board of Directors met three times, the Audit Committee met three times, the Stock Option and Executive Compensation Committee met three times and the Executive Committee did not meet. All directors attended more than 90% of the meetings of the Board of Directors and the respective committees on which they served.

  The  Executive  Committee  is   composed  of  two  members  who  are
employees and two members who are not employees. Notwithstanding the broad powers conferred upon the Executive Committee, as a matter of policy, material matters are normally passed upon by the Board of Directors as a whole and all developments of major significance are reported promptly to the Board.

  The Audit Committee is composed of five members, all of whom are nonemployee directors. The Audit Committee, among its functions, reviews the scope of the independent auditors' examination and the Company's financial policies and accounting systems and controls. The Audit Committee also reviews with the firm of independent auditors, its audit procedures, management letters and other significant facets of the annual audit made by the auditors and advises the Board of Directors of the adequacy of the audit by said independent auditors. The Audit Committee reviews retrospectively all fees paid to independent auditors.

  The Stock Option and Executive Compensation Committee is composed of five members, all of whom are nonemployee directors. The Stock Option and Executive Compensation Committee administers the 1992 Long-Term Incentive Plan and makes recommendations to the Board of Directors as to grants under the Plan. It is also responsible for approving compensation arrangements for executives of the Company or subsidiaries whose aggregate annual cash compensation exceeds $75,000.

  Nonemployee directors who serve on the Executive Committee are paid annual fees of $12,000 each, other nonemployee directors are paid annual fees of $10,000 each and Committee Chairmen receive an annual payment of $1,000. Nonemployee directors also receive $1,000 for each day in attendance at a meeting for or in consultation with the Company. Members of the Board of Directors who are employees of the Company do not receive extra compensation for serving as directors.

Five Percent Stockholders

  The persons or entities known to the Company to own beneficially more than 5% of the Common Stock is a group of stockholders including Carl W. Knobloch, Jr. and members of his family (the "Knobloch Group") and based on the most recent 13G filings, two other entities.

  According to information contained in the most recent annual filings with the SEC pursuant to Section 13G of the Securities Exchange Act of 1934, Putnam Investments, Inc. and Fidelity Management and Research Company were the beneficial owners of over 5% of the Company's stock. Certain Putnam investment managers are considered beneficial owners in the aggregate of 992,681 shares or 9.8% of shares outstanding. Fidelity Management and Research Company's 13G reported beneficial ownership of 581,600 shares or 5.8% of shares outstanding. According to these 13G filings, such shares were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the Company.

Knobloch Group

  The Knobloch Group, on April 9, 1987, filed with the Securities and Exchange Commission (the "SEC") a Schedule 13D, the latest amendment to which was filed on February 15, 1989 (Amendment No. 4). The Knobloch Group holds shares of the Common Stock at December 1, 1995 as follows:



      Name                                    Number of Shares                  Percent of Class
Carl W. Knobloch, Jr.                            1,421,078<F1>                          13.9%

Emily C. Knobloch                                1,112,800<F2>                          10.9%

William R. Knobloch                                892,140<F3>                           8.7%

Total                                            2,089,718<F4>                          20.5%<F4>

<F1>  Mr. Knobloch has  sole voting  and dispositive power  as to 15,000  shares; shares  voting and dispositive power as a co-trustee with  his wife, Emily C. Knobloch, as to 1,106,314  shares; shares voting and dispositive power as  a co-trustee with his  brother, William R. Knobloch, as  to 223,500 shares;  shares  voting  and  dispositive power  as  a  co-trustee  with  his sister-in-law,  Audrey
      Knobloch,  as to  5,000 shares;  has 4,764 shares  vested in  his account in  the Company's Employee
      Stock Ownership  Plan; and has  the right to acquire  66,500  shares  through the exercise  of stock
      options  that  are exercisable  or become  exercisable  within 60  days of  December  1, 1995.   Mr.
      Knobloch disclaims beneficial  ownership of  the following shares  included in  the table:   223,500
      shares held  by trusts  of which  Mr. Knobloch  is a  co-trustee with  William R.  Knobloch for  the benefit of  three nephews,  two nieces  and the three  children of  Carl W.  Knobloch, Jr.;  206,400 shares held by a trust  of which Mr. Knobloch is co-trustee  with Emily C. Knobloch for  the benefit of Mrs.  Knobloch; 5,000 shares  held by  a trust of  which Mr. Knobloch  is co-trustee  with Audrey
      Knobloch  for  the benefit  of his  brother,  William R.  Knobloch; and  15,000  shares held  by Mr.
      Knobloch as trustee of  three trusts for the benefit of  two nephews and one niece.   Mr. Knobloch's
      business address is:  Production Operators Corp, 11302 Tanner Road, Houston, Texas 77041.

<F2>  Emily C. Knobloch shares  voting and dispositive power as  a co-trustee with Carl W. Knobloch,
      Jr. as to 1,106,314  shares and as a co-trustee with  William R. Knobloch as to 6,486  shares.  Mrs.
      Knobloch disclaims beneficial  ownership of the  following shares  included in the  table:   899,914
      shares held  by a trust  of which Mrs.  Knobloch is  co-trustee with Carl  W. Knobloch, Jr.  for the benefit  of Carl W. Knobloch, Jr.;  and 6,486 shares held by  a trust of which  Mrs. Knobloch is co-
      trustee  with William R. Knobloch for  the benefit of a sister of  Carl W. Knobloch, Jr. and William
      R. Knobloch.  Mrs. Knobloch's residence address is:  2575 Arden Road, N.W., Atlanta, Georgia 30327.

<F3>  William R. Knobloch  has sole voting and dispositive power as to  658,054 shares; shares voting and dispositive power as co-trustee with  Carl W. Knobloch, Jr. as to 223,500 shares;  shares voting and  dispositive power as co-trustee  with Emily C.  Knobloch as to 6,486  shares; and shares voting
      and dispositive  power as co-general partner  with Audrey Knobloch as  to 4,100 shares.   William R.
      Knobloch  disclaims beneficial ownership  of the  following shares included  in the  table:  617,480 shares held by trusts of  which he is trustee for the benefit of four nieces and one nephew; 223,500 shares  held by trusts of which he is co-trustee with Carl  W. Knobloch, Jr. for the benefit of four nieces, one nephew and the three  children of William R. Knobloch; 6,486  shares held by a trust  of which he is co-trustee with Emily C.  Knobloch for the benefit of his sister; and  4,100 shares held by a partnership  of which he and his wife, Audrey Knobloch  are general partners for the benefit of
      their grandchildren.   William  R. Knobloch's  residence address  is:   452 Country  Club Road,  New
      Canaan, Connecticut 06840.

<F4>  Adjusted  to reflect overlap of  shares owned by trusts  as to which more  than one of  Carl W.
      Knobloch, Jr., Emily C. Knobloch and William R. Knobloch serves as trustee.  Includes 66,500  shares which Carl W. Knobloch, Jr. has the right to acquire  through the exercise of stock options that are exercisable or become exercisable within 60 days of December 1, 1995.

Compensation Committee Report

   The  Stock  Option  and   Executive  Compensation  Committee  (the
"Committee") is composed of five members, all of whom are independent, outside directors who are not eligible to participate in any of the management compensation programs. The Committee interprets and administers, with recommendations from management, the 1992 Long-Term Incentive Plan and makes all final determinations as to grants under the Plan. The Committee also reviews and approves the total compensation for executives of the Company and its subsidiaries whose aggregate annual cash compensation exceeds $75,000.

  The basic philosophy underlying the development and administration of the Company's annual and long-term compensation program is to align the efforts of senior management with the interests of the Company's stockholders. Key elements of this philosophy are:

    Establishing compensation programs that will (i) attract and retain individuals of outstanding ability and (ii) recognize excellent individual performance and (iii) provide focus on the performance of the Company as measured against annual and long-term objectives.

    Providing significant equity-based incentives for executives to ensure that they are motivated over the long term to respond to the Company's business challenges and opportunities from the prospective of an owner with an equity stake in the business.

    Rewarding executives consistent with gains in stockholder value.

  There are three major components of the Company's compensation program: Base salary, annual variable compensation and long-term incentive awards. The criteria for determining base salaries are an individual employee's performance over the prior year, internal considerations and salaries of comparative positions at similar companies. The Target Variable Compensation Plan, approved by the Stock Option and Executive Compensation Committee in May 1995, replaces the Key Employee Bonus Plan and is the vehicle by which executives can earn variable compensation annually based on Company performance. Under the Target Variable Compensation Plan, a threshold minimum Company performance level, based on achieving the lesser of a percentage of the profit plan or a defined return on equity (ROE) objective, must be reached in order for any variable compensation to be paid. The ROE objective is determined by reference to the Standard & Poor's 600 index with the Company's minimum ROE target set at the median ROE for the S&P 600 companies. There are then three levels of Company performance, namely threshold, target and maximum, determined by profit plan and ROE objectives which define guidelines for percentage of salary that can be paid as a bonus. Given the overall Company's performance ranking and the resulting percentage of base salary guideline, individual awards are determined based on an equal weighting of business unit performance versus the profit plan and success in reaching specific individual, personal objectives.

  Stock option or long-term incentive awards granted pursuant to the stockholder-approved 1992 Long-Term Incentive Plan are designed to attract and retain employees who contribute to the Company's success by enabling those persons to participate in that success and growth through an equity stake in the Company. Stock option grants to executive officers are made at the discretion of the Committee and reflect the relative value of the individual's position as well as the current performance and continuing contribution of that individual to the Company. Typically, options granted are non-qualified options with the exercise price equalling the market value of the underlying common stock on the date of grant and are exercisable for 10 years vesting 25% at the end of each year after the date of grant. The Company's long-term performance ultimately determines compensation from stock options, since stock options only have value if the stock price appreciates in value from the date the options are granted. The Company has not utilized below-market options, stock appreciation rights, phantom stock or performance units.

  Senior executives have recommended stock ownership guidelines to attain over a five year period. These shares are to be acquired through open market purchases, the Employee Stock Ownership Plan, shares held from stock option exercises and share awards under the Target Variable Compensation Plan. Neither Mr. Knobloch nor Mr. Ogren have ever sold any Production Operators' stock, rather they both continue to increase their overall holdings.

  The  Committee  periodically   retains  independent   compensation
consultants to compare base salary and incentive compensation programs for the Company's executive officers with those of other firms of comparable size.

  In 1995 the Company's revenues and net income from continuing operations improved significantly and the return on equity increased to 10.3% from 9.3% last year. This 1995 performance exceeded threshold  or  minimum  level  payouts  by  a  small  margin  under the
Company's  Target  Variable  Compensation  Plan.    In  1995  long-term
incentive awards were granted through non-qualified stock options. The individual option grants reflected the relative value of the individual's position and their current performance. Mr. Knobloch, the Company's Chairman of the Board of Directors (and President until June 1994), recommended for the past four years that he receive no options in order to maximize the availability of options for awards to other members of management. The Committee approved Mr. Knobloch's recommendation based on their mutual agreement to maximize the opportunity for other key members of management who are not yet significant owners to increase their equity interest in the Company. The Committee last approved in November 1992 a salary increase for Mr. Knobloch based on the Company's exceptional 1992 results. Mr. Knobloch received a bonus award of $26,495 based on the Company's 1995 performance as dictated by the guidelines in the Target Variable Compensation Plan.

   On June 16, 1994 the Committee and the Board of Directors approved the election of D. John Ogren as President of the Company and a director. Based on the Company's fiscal 1995 results, Mr. Ogren received a bonus award of $27,600 in accordance with the guidelines in the Target Variable Compensation Plan. For his 1995 long-term compensation, Mr. Ogren was granted 12,570 options at the closing market price of the Company's stock on the date of grant.

  The  Internal   Revenue  Service   ("IRS")  has  issued   proposed
regulations implementing Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") relating to the limitation of the deductibility for federal income tax purposes of executive compensation in excess of $1 million annually paid to the Chief Executive Officer or four other most highly compensated executive officers. Section 162(m) is applicable to such compensation that would otherwise be deductible in years beginning on or after January 1, 1994. During 1995 no executive of the Company will receive compensation in excess of $1 million.

  The Committee believes the policies and programs described in this Report appropriately align the Company's executive compensation with corporate performance and the interests of shareholders.

            F. E. Ellis             Henry E. Longley
            C. Rahl George          Lester Varn, Jr., Chairman
            John R. Huff


Executive Compensation

Summary Compensation Table

The following table shows the compensation for services rendered to the Company and its subsidiaries in all capacities for the three fiscal years ended September 30, 1995 of the five most highly compensated executive officers of the Company:


                                                                Long-Term
                                  Annual Compensation      Compensation Awards
                                                          Securities
   Name of Individual                         Variable    Underlying                   All Other
   and Capacities in                          Compen-      Options       Tax Pay-       Compen-
      Which Served                 Salary    sation<F1>   (# Shares)     ment<F2>      sation<F3>


CARL W. KNOBLOCH, JR.       1995   $159,996   $26,495          --      $     --         $11,853
Chairman  and Director of   1994    159,996     --             --           --           12,027
Registrant                  1993    158,996      --            --       1,327,085        15,335

D. JOHN OGREN               1995    200,000    27,600         12,570         --           7,805
President and Director of   1994     50,000      --           41,237         --           --
Registrant                  1993      --         --            --            --           --

C. RICHARD CLARK            1995    130,200     8,385          7,140      284,625         8,963
Vice President of           1994    130,200    10,000          6,850         --           8,855
Registrant  and President   1993    126,000    12,000          6,850         --          11,674
of Kamlok Oil & Gas, Inc.
(subsidiary)

THOMAS R. REINHART          1995    122,400    14,092          6,590         --          22,686
Vice President of           1994    115,002    12,000          6,300         --          23,697
Registrant and Executive    1993    108,754    12,000          6,050         --          25,476
Vice President of
Production Operators, Inc.
(subsidiary)

WILLIAM S. ROBINSON, JR.    1995     81,300     8,558          2,690        6,306         8,206
Treasurer of Registrant and 1994     76,200     6,000          2,460         --           5,758
of Production Operators,    1993     72,850     6,000          2,800         --           6,930
Inc. (subsidiary)

<F1>   Mr. Knobloch, Mr.  Ogren, Mr.  Clark, Mr. Reinhart  and Mr. Robinson  are eligible  to receive variable  compensation under the  Target Variable  Compensation Plan  of Production  Operators, Inc.
       Continuance of  the Target Variable Compensation  Plan is subject to  annual review by  the Board of
       Directors of the subsidiary.  This annual variable compensation is  awarded in a combination of cash and stock.

<F2>   Stock options granted  prior to 1992 provide  for supplemental cash  payments to be  made upon exercise of the stock  option in the amount equal to the estimated  income tax payable by the Holder on the taxable gain resulting from the exercise of the  option.  The supplemental cash payment shall not  exceed  the estimated  tax  benefits to  be  realized by  the  Company from  any  tax deduction available to the Company as a result of the option exercise.

<F3>   All  other compensation consists of  Company-matched Thrift Plan contributions,  Employee Stock
       Ownership Plan (ESOP) allocations and supplemental retirement and death benefit plan contributions.

Company's Compensation Plans for Key Officers

Salary

     Salaries of officers are reviewed annually and recommended increases for those whose salaries exceed $75,000 annually are reviewed and approved by the Stock Option and Executive Compensation Committee.

Target Variable Compensation Plan

     The Target Variable Compensation Plan, approved by the Stock Option and Executive Compensation Committee in May 1995, replaces the Key Employee Bonus Plan and is the vehicle by which executives can earn variable compensation annually based on Company performance.
Under the Target Variable Compensation Plan, a threshold minimum Company performance level, based on achieving the lesser of a percentage of the profit plan or a defined return on equity (ROE) objective, must be reached in order for any variable compensation to be paid. The ROE objective is determined by reference to the Standard & Poor's 600 index with the Company's minimum ROE target set at the median ROE for the S&P 600 companies. There are then three levels of Company performance, namely threshold, target and maximum, determined by profit plan and ROE objectives which define guidelines for percentage of salary that can be paid as a bonus. Given the overall Company's performance ranking and the resulting percentage of base salary guideline, individual awards are determined based on an equal weighting of business unit performance versus the profit plan and success in reaching specific individual, personal objectives. Eighty-six key personnel currently participate in the Target Variable Compensation Plan. Except as to variable compensation for those included in the compensation table, which are determined by the Board of Directors, the Target Variable Compensation Plan is administered by the president and the key employee's supervisor. Awards for the fiscal year ended September 30, 1995 were as follows: Mr. Knobloch -- $26,495; Mr. Ogren -- $27,600; Mr. Clark -- $8,385; Mr. Reinhart --
$14,092; Mr. Robinson -- $8,558; all executive officers as a group -- $85,130 and all employees as a group -- $384,429. Awards to executive officers under the Target Variable Compensation Plan for the fiscal year ended September 30, 1995 are included in the compensation table.

Thrift Plan

    The Company has a tax-qualified thrift plan (the "Thrift Plan") to encourage the employees of the Company and its subsidiary, Production Operators, Inc., to save for their retirement or other contingencies. All employees are eligible to participate in the Thrift Plan after one year of service and may contribute up to 6% of base pay to the Thrift Plan. The Company contributes 50% of the amount contributed by the employees. An employee may contribute up to 6% more but without the 50% matching contribution by the employer. Contributions are invested in various types of investments selected by the employee. Employees become vested in employer contributions after 6 years of service. Employees may withdraw vested Company contributions upon termination of employment, retirement or death. The Company's contributions to the Thrift Plan during the fiscal year ended September 30, 1995 were as follows: Mr. Knobloch -- $4,620; Mr. Ogren -- $0; Mr. Clark -- $3,418; Mr. Reinhart -- $2,142; Mr. Robinson -- $4,620; all executive officers as a group --$14,800 and all employees as a group -- $327,000.

Employee Stock Ownership Plan

     The Company adopted an Employee Stock Ownership Plan (the "ESOP") effective October 1, 1988. Trustees of the ESOP purchased 358,000 shares of the Common Stock. The total purchase price of $3,222,000 was financed by an initial Company contribution of $322,000 together with a seven-year term bank borrowing of $2,900,000. This loan was repaid in full during fiscal 1994. In July 1993 the Company's Board of Directors authorized a loan to the ESOP to purchase up to 200,000 shares of the Common Stock. The Trustees have purchased 162,000 shares for $3,925,000. The Company will fund the repayment requirements by contributing the amount that otherwise would have been contributed to the Company's Profit Sharing Plan and such other amounts as may be authorized by the Board of Directors. All employees participate and do not directly contribute to the ESOP. Individual employee allocations are based on years of service and annual base earnings. Employees vest 20% after 3 years of service and at the rate of 20% per year thereafter, becoming fully vested after 7 years of service. Withdrawal of vested shares of stock may be made upon termination of employment, retirement or death. For the fiscal year ended September 30, 1995, the cost of the shares allocated to accounts were as follows: Mr. Knobloch -- $7,233; Mr. Ogren -- $7,805; Mr. Clark -- $5,545; Mr. Reinhart -- $5,334; Mr. Robinson -- $3,586; all
executive officers as a  group -- $29,503 and  all employees as a group
-- $818,000.

Profit Sharing Plan

     The Company has a Profit Sharing Plan (the "Plan") for employees of the Company and its subsidiary, Production Operators, Inc., to which it may contribute annually an amount not greater than the lesser of 5% of its annual adjusted net profits or the maximum allowable deduction for income tax purposes. Contributions are invested in various types of investments selected by an independent trustee. All employees participate in the Plan. Individual employee allocations are based on years of service and annual base earnings. An employee will receive on retiring at age 65 or thereafter, at the option of each, a lump-sum payment or an actuarially determined periodic payment. The Plan is to provide retirement income security for its employees. The Plan is a tax-qualified, defined contribution plan. The Plan is fully paid for by Production Operators, Inc., and the accounts of employees vest 20% after 2 years of service and at the rate of 10% per year thereafter, becoming fully vested after 10 years of service. The normal retirement age under the Plan is age 65. No contributions were made in fiscal year 1995 since the amounts that otherwise would have been contributed to this Plan were used as contributions to the ESOP (see "Employee Stock Ownership Plan" above).

Supplemental Retirement and Death Benefit Plan

     In fiscal 1992 the Board provided a supplemental retirement and death benefit plan for the benefit of Mr. Reinhart. Under the terms of the plan, Mr. Reinhart beginning at age 65 will receive annual payments of $75,000. Such payments are to continue for life with a 15 year minimum. In the event of death while in the employment of the Company but prior to retirement age, an annual death benefit of $75,000 will be paid to the designees of Mr. Reinhart for 15 years. The benefits payable under the plan vest, beginning in fiscal 1997, at an annual rate of 9.09% for Mr. Reinhart. The Company makes an annual nondeductible funding contribution to the plan for the benefit of Mr. Reinhart which is included in all other compensation of the Summary Compensation Table. Benefits which may be payable under this plan are not included in the Summary Compensation Table.

1992 Long-Term Incentive Plan

     The 1992 Long-Term Incentive Plan was approved by the stockholders in February 1993. The Plan provides for the Award of Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Deferred Stock, Performance Units, Other Stock-Based Awards and certain Supplemental Grants. The Plan shall be effective for a term of ten years after its adoption. The maximum number of shares of Common Stock reserved and available for distribution pursuant to the Plan shall be 700,000 shares. This Plan is intended by the Company to replace the expired 1980 Long-Term Incentive Plan.

     The purpose of the Plan is to enhance the ability of the Company to attract and retain key employees and is intended to stimulate the efforts of these employees by providing an opportunity for capital appreciation and recognition of outstanding service to the Company, all of which management believes will contribute to the long-term growth and profitability of the Company.

     Persons eligible to participate are limited to those officers and key employees, including those listed in the compensation table, of the Company or its subsidiaries, who are in positions in which their decisions, actions and counsel significantly impact upon the performance of the Company or its subsidiaries. Directors of the Company who are not otherwise salaried employees of the Company are not eligible to participate in the 1992 Plan.

     All outstanding Options expire ten years after the date of grant and become exercisable on a cumulative basis with respect to 25% of the shares covered thereby on each of the first four anniversaries of the date of grant. The 1980 and 1992 Plans provide for the acceleration of the vesting schedule of outstanding Options under certain circumstances involving a change in control of the Company.

Stock Option Grant Table

     The following table sets forth certain information concerning stock options granted during 1995 by the Company to the five most highly compensated executive officers of the Company. Future compensation resulting from option grants is based solely on the performance of the Company's stock.

                                      1995 Option Grants

                                                                       Potential Realizable Value
                                                                       at Assumed Annual Rates of
                                                                          Stock Price Appreciation
                        Number of           Individual Grants              for Option Term<F3><F4>
                       Securities  % of Total
                       Underlying    Options
                        Options    Granted to   Exercise  Expiration
        Name           Granted<F1>  Employees   Price<F2>    Date      0%($)     5%($)    10%($)

C. W. Knobloch, Jr.        --          -- %     $  --          --     $  --   $   --     $   --
D. J. Ogren               12,570      15.0        23.875     2/22/05     --     191,441     485,201
C. R. Clark                7,140       8.5        23.875     2/22/05     --     107,207     271,713
T. R. Reinhart             6,590       7.9        23.875     2/22/05     --      98,949     250,782
W. S. Robinson, Jr.        2,690       3.2        23.875     2/22/05     --       40,390    102,368

<F1> All  options were granted on  February 22, 1995 and  become exercisable in installments  of 25%
     per year on each  of the first through the fourth anniversaries of  the grant date.  All outstanding stock options would  become fully exercisable prior  to any reorganization, merger  or consolidation of the  Company where  the Company  is  not the  surviving corporation  or prior  to liquidation  or dissolution  of the Company,  unless such merger,  reorganization or consolidation  provides for the assumption of such stock options.

<F2> All grants were made at  100% of fair market value as of date of grant.   The exercise price of
     the  options may  be  paid in  cash  or by  tendering  shares of  Common  Stock  and applicable  tax obligations may be paid by the withholding of shares of Common Stock, instead of cash.

<F3> "Potential  realizable value"  is  disclosed  in response  to  SEC  rules which  require  such disclosure for illustration  only.  The values disclosed are  not intended to be, and  should not be interpreted by  stockholders as  representations or  projections of  future value  of the  Company's stock or  of the stock price.  These  amounts, based on assumed appreciation rates  of 0% and the 5%
     and  10%  rates prescribed  by the  Securities and  Exchange  Commission rules  are not  intended to forecast possible future appreciation,  if any, of the Company's stock  price.  The Company  did not use an alternative  formula for a grant date valuation as it is not  aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors.

     If the Company's stock price increased  5 percent per year for 10 years (disregarding  dividends and
     assuming for  purposes of  the calculation  a constant  number of  shares outstanding),   the  total
     increase in value of all  shares outstanding would be $152,182,160; and if the stock price increased
     10 percent per year over  such period, the increase in value would be  $385,700,440.  This potential realizable value  is based on  a price of  $23.875 on February  21, 1995 and  a total  of 10,135,342 shares of Common Stock outstanding.

<F4> No gain  to the optionees is  possible without an increase  in stock price, which  will benefit all stockholders.


Stock Option Exercises and September 30, 1995 Stock Option Value Table

     The following table sets forth certain information concerning stock options exercised during 1995 by the five most highly compensated executive officers of the Company and the number and value of specified unexercised options at September 30, 1995. The values of unexercised in-the-money stock options at September 30, 1995 shown below are presented pursuant to SEC rules. The actual amount, if any, realized upon exercise of stock options will depend upon the market price of the Company's Common Stock relative to the exercise price per share of Common Stock of the stock option at the time the stock option is exercised. There is no assurance that the values of unexercised in-the-money stock options reflected in this table will be realized.

              Aggregated Option Exercises in 1995
                And Fiscal Yearend Option Values

                                                     Number of Securities        Value of
                                                           Underlying         Unexercised In-
                                                      Unexercised Options        the-Money
                                                     at September 30, 1995       Options at
                                                                               September 30,
                                                                                  1995<F2>
                           Shares
                         Acquired on        Value          Exercisable/         Exercisable/
         Name              Exercise      Realized<F1>     Unexercisable        Unexercisable
C. W. Knobloch, Jr.           --         $    --             66,500/              $1,343,375/
                                                               0                      0

D. J. Ogren                   --              --             10,309/                67,009/
                                                             43,498                287,451

C. R. Clark                 44,000        831,750             8,513/                41,406/
                                                             16,827                104,557

T. R. Reinhart                --              --             19,150/               248,081/
                                                             15,465                 95,706

W. S. Robinson, Jr.            750         19,407             9,390/               128,268/
                                                              6,310                 39,490

<F1>  Market value of stock at exercise minus the option price.
<F2>  Market value of  stock at  yearend September 30,  1995 minus  the option price.   The  closing
      market price of the stock on September 30, 1995 was $30.75.

Corporate Performance Graph

    The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock (assuming reinvestment of dividends at date of payment into Common Stock of the Company) with the cumulative total return on the published Standard & Poor's 500 Stock Index and the cumulative total return on Value Line's Oilfield Services/Equipment Industry Group over the preceding five year period.

The Corporate Performance Graph is being filed by hard copy with the SEC.


Interest in Certain Transactions

     The Company and C. Rahl George executed a compensation agreement under which, if reelected, Mr. George will continue to serve as a director of the Company and will be paid the fees of a nonemployee director. Such agreement was originally entered into on June 1, 1981 and subsequently revised on October 19, 1984. As retirement compensation from January 1, 1985, and continuing through the life of Mr. George and his wife, Catharine Marie George, the Company will pay $3,000 per month to him or to her if he predeceases her. During the fiscal year ended September 30, 1995, the Company paid Mr. George retirement compensation of $36,000.

    The Company and Jorge E. Estrada M. executed an agreement for the ownership and management of Production Operators Argentina, S.A. ("POA") whereby POA is owned 80% by POI and 20% by Mr. Estrada M. If reelected, Mr. Estrada M. will serve as an employee director of Production Operators Corp.

                       INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP as the independent auditors of the Company for the current fiscal year. Arthur Andersen LLP has served as the Company's independent auditors since 1967. Arthur Andersen LLP plans to have a representative present at the stockholders' meeting who will have the opportunity to make a statement if he desires to do so and is expected to respond to appropriate questions which the stockholders might have.

                        1997 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company at 11302 Tanner Road, Houston, Texas 77041, no later than September 6, 1996. The stockholder should also notify the Company in writing of an intention to appear and personally present the proposal at the meeting.

                     ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K filed with the SEC for the most recent fiscal year, including financial statements and schedules, will be furnished without charge to interested persons, upon written request, to the Secretary or Assistant Secretary of the Company at 11302 Tanner Road, Houston, Texas 77041.

                            OTHER MATTERS

     The Board of Directors of the Company knows of no other matters which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, FEBRUARY 28, 1996

                         PRODUCTION OPERATORS CORP

             This Proxy Is Solicited By The Board Of Directors

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of Production Operators Corp hereby constitutes and appoints Carl W. Knobloch, Jr., F.E. Ellis and C. Rahl George, and each of them, the true and lawful attorneys, agents, and proxies of the undersigned, each with full power of substitution, to vote by majority of those or their substitutes present and acting at the meeting or, if only one shall be present and acting at the meeting, then that one, all of the shares of stock of the corporation that the undersigned would be entitled, if personally present, to vote at the meeting of stockholders of the corporation to be held on Wednesday, February 28, 1996, at 10:00 a.m. and at any adjournment thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the nominees for director.

                See other side for directions as to voting.


                                       Production Operators Corp
                                       P. O. Box 11146
                                       New York, NY 10203-0146


1.  Election of Directors

/ / FOR all nominees    / / WITHHOLD AUTHORITY to vote  / / *EXCEPTIONS
listed below            for all nominees listed below

Nominees: F. E. Ellis, J. E. Estrada M., C. R. George, J. R. Huff, C. W. Knobloch, Jr., H. E. Longley, D. J. Ogren and L. Varn, Jr.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominees's name in the space provided below.)

*Exceptions________________________________________________________________

2. In their discretion, upon other matters as may properly come before the meeting and any adjournment thereof.

This Proxy Must be Signed Exactly as Name Appears Hereon. Each joint owner shall sign. When signing as an attorney, executor, administrator, trustee, etc., give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

                        Dated: __________________________________ 199_

                        ______________________________________________

                        ______________________________________________
                                       Signature of Stockholder





Sign, Date and Return this Proxy Promptly Using the Enclosed Envelope. Votes must be indicated (X) in Black or Blue Ink.

                     (In lieu of appointment of proxy)
                         PRODUCTION OPERATORS CORP
           Voting Instructions by Participant/Beneficiary in ESOP

     The undersigned participant/beneficiary in the Production Operators, Inc. Employee Stock Ownership Plan (the "POI ESOP") hereby instructs The Bank of New York, as designated Voting Fiduciary, to vote, or to give other parties a proxy to vote, all shares of Production Operators Corp stock allocated to the undersigned's account in the POI ESOP at the meeting of stockholders to be held on February 28, 1996, at 10:00 a.m. and at any adjournment thereof.

     If these instructions are properly executed, the Voting Fiduciary will vote such shares as instructed.

     If a participant/beneficiary fails to give instructions, the Voting Fiduciary will vote such participant's shares, all other allocated shares without instruction and all unallocated shares held in the POI ESOP in the same proportion as the allocated shares for which the Voting Fiduciary receives instructions.

     All participant/beneficiary instructions (or failure to instruct) will be confidential and will not be made known to any director, officer, employee or other agent of Production Operators Corp or its subsidiaries.

                See other side for directions as to voting.

1.  Election of Directors

/ / FOR all nominees    / / WITHHOLD AUTHORITY to vote
listed below            for all nominees listed below

Nominees: F. E. Ellis, J. E. Estrada M., C. R. George, J. R. Huff, C. W. Knobloch, Jr., H. E. Longley, D. J. Ogren and L. Varn, Jr.
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

2. In their discretion, upon other matters as may properly come before the meeting and any adjournment thereof.

                                       PROXY DEPARTMENT
                                       NEW YORK, NY 10203-0146

This Proxy Must be Signed Exactly as Name Appears Hereon. Each joint owner shall sign. When signing as an attorney, executor, administrator, trustee, etc., give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.

                        Dated: __________________________________ 199_

                        ______________________________________________

                        ______________________________________________
                                       Signature of Stockholder





Sign, Date and Return this Proxy Promptly Using the Enclosed Envelope. Votes must be indicated (X) in Black or Blue Ink.